                                                                    Exhibit 20.2

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                    for Collection Period ended May 31, 2004
                     for Distribution Date of June 21, 2004

COLLECTIONS
                                                                                                       DOLLARS

Payments received                                                                                   57,611,633.90
      Plus / (Less) :
            Net Servicer Advances                                                                      168,322.84
            Investment Earnings on funds in the Collection Account                                      49,050.37
                                                                                                    -------------
Net Collections                                                                                     57,829,007.11
      Plus / (Less) :
            Funds in Spread Account                                                                 13,981,803.79
                                                                                                    -------------
Total Available Funds                                                                               71,810,810.90
                                                                                                    =============

DISTRIBUTIONS

      Servicing Fee                                                                  1,455,245.00
      Trustee and Other Fees                                                             4,544.44
                                                                                     ------------

Total Fee Distribution                                                                               1,459,789.44

      Note Interest Distribution Amount - Class A-1                     103,519.98
      Note Interest Distribution Amount - Class A-2                     698,375.00
      Note Interest Distribution Amount - Class A-3                     365,000.00
      Note Interest Distribution Amount - Class A-4                     776,847.92
                                                                     -------------
                                                                      1,943,742.90

      Note Principal Distribution Amount - Class A-1                 54,528,785.11
      Note Principal Distribution Amount - Class A-2                          0.00
      Note Principal Distribution Amount - Class A-3                          0.00
      Note Principal Distribution Amount - Class A-4                          0.00
                                                                     -------------
                                                                     54,528,785.11
Total Class A Interest and Principal Distribution                                                   56,472,528.01

      Note Interest Distribution Amount - Class B-1                     109,687.50
      Note Principal Distribution Amount - Class B-1                          0.00
                                                                     -------------

Total Class B Interest and Principal Distribution                                                      109,687.50

      Note Interest Distribution Amount - Class C-1                     132,281.25
      Note Principal Distribution Amount - Class C-1                          0.00
                                                                     -------------

Total Class C Interest and Principal Distribution                                                      132,281.25

      Note Interest Distribution Amount - Class D-1                     128,781.25
      Note Principal Distribution Amount - Class D-1                          0.00
                                                                     -------------

Total Class D Interest and Principal Distribution                                                      128,781.25

      Spread Account Deposit                                                                        13,507,743.45
                                                                                                    -------------
Total Distributions                                                                                 71,810,810.90
                                                                                                    =============

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                    for Collection Period ended May 31, 2004
                     for Distribution Date of June 21, 2004

PORTFOLIO DATA:
                                                                      # of loans
      Beginning Aggregate Principal Balance                                 94,150                    1,397,034,901.84

         Less:          Principal Payments                                           (23,319,140.44)
                        Full Prepayments                                    (1,955)  (20,710,412.19)
                        Partial Prepayments                                     --             0.00
                        Liquidations                                          (163)   (2,231,003.89)
                                                                                     --------------
                                                                                                        (46,260,556.52)
                                                                                                      ----------------
      Ending Aggregate Principal Balance                                    92,032                    1,350,774,345.32
                                                                                                      ================

Ending Outstanding Principal Balance of Notes                                                         1,308,804,529.52
Overcollateralization Amount                                                                             41,969,815.80
Overcollateralization Level                                                                                       3.11%

OTHER RELATED INFORMATION:

Spread Account:

            Beginning Balance                                                         13,970,349.02
                  Investment earnings on funds in spread account                          11,454.77
                  Less: Funds included in Total Available Funds                      (13,981,803.79)
                  Deposits                                                            13,507,743.45
                  Reductions                                                                   0.00
                                                                                     --------------
            Ending Balance                                                                               13,507,743.45

            Beginning Initial Deposit                                                 15,000,000.00
                  Repayments                                                                   0.00
                                                                                     --------------
            Ending Initial Deposit                                                                       15,000,000.00

Modified Accounts:
            Principal Balance                                                                  0.00%              0.00
            Scheduled Balance                                                                  0.00%              0.00

Servicer Advances:
            Beginning Unreimbursed Advances                                              768,819.33
            Net Advances                                                                 168,322.84
                                                                                     --------------
                                                                                                            937,142.17
Net Charge-Off Data:
            Charge-Offs                                                                1,067,395.12
            Recoveries                                                                  (236,910.61)
                                                                                     --------------
            Net Charge-Offs                                                                                 830,484.51

Delinquencies ( P&I):                                                 # of loans
            30-59 Days                                                       1,292    11,323,760.97
            60-89 Days                                                         244     2,004,725.08
            90-119 Days                                                         56       451,268.30
            120 days and over                                                    1         2,428.03

Repossessions                                                                   38       366,722.35

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of
   the Sale and Servicing Agreement)                                             0                                0.00

Cumulative Charge-Off Percentage                                                                                  0.06%

WAC                                                                                                            10.7892%
WAM                                                                                                             58.977

                           DISTRIBUTION DATE STATEMENT
                           Distribution Date Statement
                    for Collection Period ended May 31, 2004
                     for Distribution Date of June 21, 2004

                              BEGINNING       NOTE MONTHLY                 TOTAL
             ORIGINAL        OUTSTANDING       PRINCIPAL      PRIOR      PRINCIPAL
            PRINCIPAL         PRINCIPAL      DISTRIBUTABLE  PRINCIPAL  DISTRIBUTABLE
CLASSES      BALANCE           BALANCE          AMOUNT      CARRYOVER     AMOUNT
-------  ----------------  ----------------  -------------  ---------  -------------
  A-1      222,000,000.00    107,833,314.63  54,528,785.11       0.00  54,528,785.11

  A-2      555,000,000.00    555,000,000.00           0.00       0.00           0.00

  A-3      200,000,000.00    200,000,000.00           0.00       0.00           0.00

  A-4      331,750,000.00    331,750,000.00           0.00       0.00           0.00

  B-1       56,250,000.00     56,250,000.00           0.00       0.00           0.00

  C-1       63,750,000.00     63,750,000.00           0.00       0.00           0.00

  D-1       48,750,000.00     48,750,000.00           0.00       0.00           0.00
-------  ----------------  ----------------  -------------  ---------  -------------
 TOTAL   1,477,500,000.00  1,363,333,314.63  54,528,785.11       0.00  54,528,785.11
-------  ----------------  ----------------  -------------  ---------  -------------

                                       REMAINING           TOTAL
          PRINCIPAL      CURRENT      OUTSTANDING        PRINCIPAL
         DISTRIBUTION   PRINCIPAL      PRINCIPAL       AND INTEREST
CLASSES     AMOUNT      CARRYOVER       BALANCE        DISTRIBUTION
-------  -------------  ---------  ------------------  -------------
  A-1    54,528,785.11       0.00       53,304,529.52  54,632,305.09

  A-2             0.00       0.00      555,000,000.00     698,375.00

  A-3             0.00       0.00      200,000,000.00     365,000.00

  A-4             0.00       0.00      331,750,000.00     776,847.92

  B-1             0.00       0.00       56,250,000.00     109,687.50

  C-1             0.00       0.00       63,750,000.00     132,281.25

  D-1             0.00       0.00       48,750,000.00     128,781.25
-------  -------------  ---------  ------------------  -------------
 TOTAL   54,528,785.11       0.00  1,308,804,529.5232  56,843,278.01
-------  -------------  ---------  ------------------  -------------

                      NOTE MONTHLY                   TOTAL
                        INTEREST       PRIOR        INTEREST       INTEREST      CURRENT    DEFICIENCY   POLICY
 NOTE     INTEREST   DISTRIBUTABLE   INTEREST    DISTRIBUTABLE   DISTRIBUTION    INTEREST     CLAIM      CLAIM
CLASSES     RATE         AMOUNT      CARRYOVER       AMOUNT         AMOUNT      CARRYOVER     AMOUNT     AMOUNT
-------   --------   -------------   ---------   -------------   ------------   ---------   ----------   -------
  A-1      1.08000%     103,519.98        0.00      103,519.98     103,519.98        0.00         0.00      0.00

  A-2      1.51000%     698,375.00        0.00      698,375.00     698,375.00        0.00         0.00      0.00

  A-3      2.19000%     365,000.00        0.00      365,000.00     365,000.00        0.00         0.00      0.00

  A-4      2.81000%     776,847.92        0.00      776,847.92     776,847.92        0.00         0.00      0.00

  B-1      2.34000%     109,687.50        0.00      109,687.50     109,687.50        0.00         0.00      0.00

  C-1      2.49000%     132,281.25        0.00      132,281.25     132,281.25        0.00         0.00      0.00

  D-1      3.17000%     128,781.25        0.00      128,781.25     128,781.25        0.00         0.00      0.00
-------   --------   -------------   ---------   -------------   ------------   ---------   ----------   -------
 TOTAL                2,314,492.90        0.00    2,314,492.90   2,314,492.90        0.00         0.00      0.00
-------   --------   -------------   ---------   -------------   ------------   ---------   ----------   -------

                        WFS FINANCIAL 2004-1 OWNER TRUST
                              Officer's Certificate
                    for Collection Period ended May 31, 2004
                     for Distribution Date of June 21, 2004

Detailed Reporting

      See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of May 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2004.

                                        ----------------------------------------
                                        Lori Bice
                                        Assistant Vice President
                                        Director Technical Accounting

                                        ----------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller